UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2006

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”). Under New York Stock Exchange (the “NYSE”) rules, if the Company fails to file its 2005 Form 10-K within six months from the filing due date, then the NYSE could, at its sole discretion, delist the Company’s securities or allow such securities to trade for up to an additional six months. In its Form 12b-25, filed August 8, 2006, the Company stated that, if necessary, it would request from the NYSE an additional trading period of up to six-months in order to satisfy NYSE listing requirements and to maintain its listed status. The Company is currently preparing an application for an additional trading period in order to complete ongoing activities necessary to finalizing and preparing its 2005 Form 10-K.

Item 8.01 Other Events.

On September 20, 2006, the Company commenced an undertaking to solicit consents with respect to four issues of its outstanding debt and two additional issues of its outstanding convertible debt. A copy of the Consent Solicitation Statement is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits.
	99.1	Consent Solicitation Statement dated September 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: September 20, 2006